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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-30917 of Sterling Chemicals Holdings, Inc. on Form S-3 and Registration Statement No. 333-52795 of Sterling Chemicals Holdings, Inc. on Form S-8 of our report dated December 4, 1998 (December 17, 1998 as to Notes 4, 11, and 12), appearing in this Annual Report on Form 10-K of Sterling Chemicals Holdings, Inc. for the year ended September 30, 1998.



DELOITTE & TOUCHE LLP
December 17, 1998
Houston, Texas